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                                                                  EXHIBIT 4(iii)


                                                                 March  25, 1998

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


Subject: General Electric Capital Services, Inc. Annual Report on Form 10-K for the fiscal year ended December 31, 1997 - File No. 0-14804

Dear Sirs:

Neither General Electric Capital Services, Inc. (the "Corporation") nor any of its subsidiaries has outstanding any instrument with respect to its long-term debt that is not registered with the Commission and under which the total amount of securities authorized exceeds 10% of the total assets of the registrant and its subsidiaries on a consolidated basis. In accordance with paragraph (b) (4)
(iii) of Item 601 of Regulation S-K (17 CFR ss.229.601), the Corporation hereby agrees to furnish to the Securities and Exchange Commission, upon request, a copy of each instrument which defines the rights of holders of such long-term debt.

                                        Very truly yours,

                                        GENERAL ELECTRIC CAPITAL SERVICES, INC.

                                        By: /s/ J.A. Parke
                                            ----------------------
                                            J.A. Parke,
                                            Senior Vice President, Finance